Filed Pursuant to Rule 424(b)(5)
Registration No. 333-191704

PROSPECTUS SUPPLEMENT
(To the Prospectus dated November 1, 2013)

Document Security Systems, Inc.

209,700 Shares of Common Stock

209,700 Overallotment Shares of Common Stock

We are offering directly to an institutional investor 209,700 shares of our common stock at a price of $1.44 per share. We also are offering 209,700 shares of our common stock at a price of $1.60 per share pursuant to an overallotment right granted to the investor for a period of ninety days from the date of the closing of the sale of the initial 209,700 shares offered hereby.

Our common stock is listed on the NYSE MKT under the symbol “DSS”. On June 11, 2014, the closing sale price of our common stock was $1.60 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$1.44	$301,968
Proceeds, before expenses, to us	$1.44	$301,968

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement to the investor on or about June 13, 2014.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $67,880,000, based on 49,503,954 shares of outstanding common stock and 6,170,948 shares held by affiliates, and a price of $1.43 per share, which was the closing sales price of our common stock as quoted on the NYSE MKT on June 5, 2014.   Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. We have offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.

The date of this prospectus supplement is June 12, 2014.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	1
Our Business	1
Risk Factors	4
Disclosure Regarding Forward-Looking Statements	20
Use of Proceeds	21
The Securities We May Offer	22
Description of Common Stock	23
Description of Warrants	24
Plan of Distribution	26
Legal Matters	28
Experts	28
Where You Can Find More Information	28
Incorporation of Certain Documents by Reference	28

i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 11, 2013, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-191704) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective on November 1, 2013. Under this shelf registration process, we may, from time to time, sell up to 15,000,000 shares of our common stock and/or warrants to purchase common stock.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “Document Security Systems”, “Document Security,” “DSS,” “we,” “us,” “our” or “Company” and similar names refer to Document Security Systems, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Please see the discussion of risks and uncertainties under “Risk Factors” below, and contained in the accompanying prospectus and otherwise incorporated by reference herein, and in our most recent annual report on Form 10-K, as may be revised or supplemented by our most recent quarterly report on Form 10-Q, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Document Security Systems, Inc. (referred to in this prospectus supplement as “Document Security Systems”, “DSS”, “we”, “us”, “our” or “Company”) was formed in New York in 1984. We specialize in fraud and counterfeit protection for all forms of printed documents and digital information. We hold numerous patents for optical deterrent technologies that provide protection of printed information from unauthorized scanning and copying. We operate two production facilities, a combined security and commercial printing and packaging facility, and a plastic card facility where we produce secure and non-secure documents for our customers. We license our anti-counterfeiting technologies to printers and brand-owners. In addition, we have a digital division which provides cloud computing services for our customers, including disaster recovery, back-up and data security services.

Prior to 2006, our primary revenue source in our document security division was derived from the licensing of our technology. In 2006, we began a series of acquisitions designed to expand our ability to produce products for end-user customers. In 2006, we acquired Plastic Printing Professionals, Inc. (“P3”), a privately held plastic cards manufacturer located in the San Francisco, California area. P3 is also referred to herein as the “DSS Plastics Group”. In 2008, we acquired substantially all of the assets of DPI of Rochester, LLC, a privately held commercial printer located in Rochester, New York, referred to herein as “Secuprint” or “DSS Printing Group”. In 2010, we acquired Premier Packaging Corporation (“Premier Packaging”), a privately held packaging company located in the Rochester, New York area. Premier Packaging is also referred to herein as the DSS Packaging Group. In May 2011, we acquired all of the capital stock of ExtraDev, Inc. (“ExtraDev”), a privately held information technology and cloud computing company located in the Rochester, New York area. ExtraDev is also referred to herein as the “DSS Digital Group”.

On July 1, 2013, we merged with DSS Technology Management, Inc. (formerly known as Lexington Technology Group, Inc.), a private intellectual property monetization company. DSS Technology Management is focused on extracting the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets (or interests therein) and then monetizing such assets through a variety of value enhancing initiatives, including, but not limited to:

•	licensing,
•	customized technology solutions (such as applications for medical electronic health records),
•	strategic partnerships, and
•	litigation.

On October 3, 2012, DSS Technology Management, through its wholly-owned subsidiary, Bascom Research, initiated patent infringement lawsuits in the United States District Court for the Eastern District of Virginia against five companies, including Facebook, Inc. and LinkedIn Corporation, for unlawfully using systems that incorporate features claimed in patents owned by Bascom Research. The patents included in the lawsuit relate to the data structure used by social and business networking web sites and Web 2.0 corporate intranets. On December 12, 2012, the lawsuits were transferred to the United States District Court for the Northern District of California.

On July 8, 2013, DSS Technology Management purchased two patents for $500,000 covering certain methods and processes related to Bluetooth devices (the “Bluetooth Patents”). In conjunction with the patent purchases, DSS Technology Management entered into a Proceed Right Agreement with certain investors whereby DSS Technology Management initially received $250,000 of a total of $750,000 it will ultimately receive thereunder, subject to certain payment milestones, in exchange for 40% of the proceeds, if any, from the use, sale or licensing of the two patents. On November 26, 2013, DSS Technology Management filed suit against Apple, Inc. (“Apple”) in the United States District Court for the Eastern District of Texas, for patent infringement involving the Bluetooth Patents (the “Apple Litigation”). DSS Technology Management is seeking a judgment for infringement, injunctive relief, and money damages from Apple in connection with the Apple Litigation.

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On September 27, 2013, DSS Technology Management purchased 10 patents covering certain methods and processes in the semiconductor industry for $2,000,000 (the “Semiconductor Patents”). On March 10, 2014, DSS Technology Management filed suit in the United States District Court for the Eastern District of Texas against Taiwan Semiconductor Manufacturing Company, TSMC North America, TSMC Development, Inc., Samsung Electronics Co., Ltd., Samsung Electronics America, Inc., Samsung Telecommunications America L.L.C., Samsung Semiconductor, Inc., Samsung Austin Semiconductor LLC, and NEC Corporation of America, for patent infringement involving one of its Semiconductor Patents. In this case, DSS Technology Management is seeking a judgment for infringement, injunctive relief, and money damages from each of the named defendants.

On February 13, 2014, DSS Technology Management entered into an agreement with investors to receive a series of advances up to $4,500,000 from the investors in exchange for promissory notes, fixed return interests and contingent interests collateralized by certain of DSS Technology Management’s intellectual property. On February 13, 2014, we received $2,000,000 under the agreement and on March 27, 2014, we received an additional $1,000,000 under the agreement.

In January and February 2014, DSS Technology Management made investments of $100,000 and $400,000, respectively, to purchase an aggregate of 594,530 shares of common stock of Express Mobile, Inc. (“Express Mobile”), which represented approximately 6% of the outstanding common stock of Express Mobile at the time of investment. Express Mobile is a developer of custom mobile applications and websites.

On April 30, 2014, DSS Technology Management, contracted to purchase a portfolio of 115 patents for an aggregate cash purchase price of $1,150,000. This pending patent acquisition is expected to be completed during the second quarter of 2014.

We do business in four operating segments as follows:

DSS Packaging and Printing Group — Produces custom paperboard packaging serving clients in the pharmaceutical, beverage, photo packaging, toy, specialty foods and direct marketing industries, among others. The group also provides secure and commercial printing services for end-user customers along with technical support for our technology licensees. The division produces a wide array of printed materials such as security paper, vital records, prescription paper, birth certificates, receipts, manuals, identification materials, entertainment tickets, secure coupons, parts tracking forms, brochures, direct mailing pieces, catalogs, business cards, etc. The division also provides the basis of research and development for our security printing technologies.

DSS Plastics Group — Manufactures laminated and surface printed cards which can include magnetic stripes, bar codes, holograms, signature panels, invisible ink, micro fine printing, guilloche patterns, biometric, radio frequency identification (RFID) and watermarks for printed plastic documents such as ID cards, event badges, and driver’s licenses.

DSS Digital Group — Provides data center centric solutions to businesses and governments delivered via the “cloud”. This division developed an iPhone based application that integrates some of the our traditional optical deterrent technologies into proprietary digital data security based solutions for brand protection and product diversion prevention.

DSS Technology Management — Acquires or internally develops patented technology or intellectual property assets (or interests therein), with the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and commercial litigation.

Corporate History and Information

We are a New York corporation formed in 1984. On July 1, 2013, our wholly-owned subsidiary, DSSIP, Inc., a Delaware corporation, merged with and into Lexington Technology Group, Inc., a Delaware corporation which, on August 2, 2013, changed its name to DSS Technology Management, Inc. We refer to the merger of DSSIP and Lexington Technology Group as the “Merger.”

Our executive offices are located at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614. Our telephone number is (585) 325-3610. Our website address is www.dsssecure.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement or the accompanying prospectus.

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The Offering

Common stock offered by us pursuant to this prospectus supplement	209,700 shares of common stock.

Share price	$1.44 per share

Overallotment right	We have granted the investor an overallotment right to purchase up to 209,700 additional shares of common stock at a price of $1.60 per share. The overallotment right runs for 90 days from the date of the closing of the sale of the initial shares. The term of the overallotment right will be extended by the number of days, if any, during the overallotment right term that a registration statement covering the sale of the overallotment shares is not effective.

Common stock to be outstanding after this offering	49,713,654 shares of our common stock or 49,923,354 shares of our common stock if the overallotment shares are exercised in full.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-15.

Dividend policy	We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

NYSE MKT listing	Our common stock is listed on the NYSE MKT under the symbol “DSS.”

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our common stock to be outstanding immediately after this offering is based on 49,503,954 shares outstanding as of March 31, 2014, including 7,500,000 shares held in escrow, and does not include, as of that date:

•	6,794,941 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $4.66 per share;

•	5,022,595 shares of our common stock subject to outstanding options with a weighted average exercise price of $2.50 per share;

•	260,180 shares of our common stock reserved for issuance upon the conversion of an outstanding convertible promissory note dated December 30, 2011; and

•	936,229 shares of our common stock reserved for issuance in connection with future awards under our 2013 Employee, Director and Consultant Equity Incentive Plan.

Unless otherwise indicated, the information contained in this prospectus supplement assumes no exercise by the investor of its overallotment right to purchase up to an additional 209,700 shares of common stock.

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RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to our Business, including the Merger of Document Security Systems and Lexington Technology Group

We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition or results of operations in the future. References to the “combined company” relate to the Merger, effective on July 1, 2013, of Document Security Systems and Lexington Technology Group, Inc. whereby Lexington Technology Group became a wholly-owned subsidiary of Document Security Systems. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

The failure to integrate successfully our businesses and Lexington Technology Group in the expected timeframe could adversely affect the combined company’s future results.

The success of the Merger will depend, in large part, on the ability of the combined company to realize the anticipated benefits from combining our businesses and that of Lexington Technology Group.

The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the Merger.

Potential difficulties that may be encountered in the integration process include the following:

•	using the combined company’s cash and other assets efficiently to develop the business of the combined company;

•	appropriately managing the liabilities of the combined company;

•	potential unknown or currently unquantifiable liabilities associated with the Merger and the operations of the combined company;

•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the Merger; and

•	performance shortfalls resulting from diversion of management’s attention to the task of efficiently integrating the companies’ operations.

 We may not realize the potential value and benefits created by the Merger.

The success of the Merger will depend, in part, on our ability to realize the expected potential value and benefits created from integrating our existing business with Lexington Technology Group’s business, which includes the maximization of the economic benefits of the combined company’s intellectual property portfolio. The integration process may be complex, costly, and time-consuming. The difficulties of integrating the operations of our businesses could include, among others:

•	failure to effectively implement the business plan for the combined business;

•	unanticipated issues in integrating the business of both companies;

•	potential lost sales and customers if any of our customers decide not to do business with us after the Merger;

•	loss of key employees with knowledge of our historical business and operations;

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•	unanticipated changes in applicable laws and regulations; and

•	other unanticipated issues, expenses, or liabilities that could impact, among other things, our ability to realize any expected benefits on a timely basis, or at all.

We may not accomplish the integration of Lexington Technology Group’s business smoothly, successfully, or within the anticipated costs or time frame. The diversion of the attention of management from our operations to the integration effort and any difficulties encountered in combining businesses could prevent us from realizing the full expected potential value and benefits to result from the Merger and could adversely affect our business. In addition, the integration efforts could divert the focus and resources of the management of the combined companies from other strategic opportunities and operational matters during the integration process.

If the Merger does not qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code (the “Code”), the stockholders of Lexington Technology Group may be required to pay substantial United States federal income taxes as a result of the Merger.

The Merger was intended to qualify as a “reorganization” under Section 368(a) of the Code and that the United States holders of shares of Lexington Technology Group capital stock generally should not recognize taxable gain or loss as a result of the Merger. However, neither company has requested, or intends to request, a ruling from the IRS with respect to the tax consequences of the Merger, and there can be no assurance that the companies’ position would be sustained if challenged by the IRS. Accordingly, if there is a final determination that the Merger does not qualify as a “reorganization” under Section 368(a) of the Code and is taxable for United States federal income tax purposes, Lexington Technology Group stockholders generally would recognize taxable gain or loss on their receipt of equity securities of Document Security Systems in connection with the Merger equal to the difference between such stockholder’s adjusted tax basis in their shares of Lexington Technology Group capital stock and the fair market value of the equity securities of Document Security Systems.

We have a history of losses.

We have a history of losses. While we had net income in 2013 due to a one-time deferred tax benefit of approximately $11.0 million, we had losses for the fiscal years of 2012, 2011, and 2010, of approximately $4.3 million, $3.2 million, and $3.5 million, respectively, and a loss of approximately $3.1 million for the three months ended March 31, 2014. Our results of operations in the future will depend on many factors, but largely on our ability to successfully market our anti-counterfeiting products, technologies and services and successfully monetize our IP assets. Failure to achieve profitability in the future could adversely affect the trading price of our common stock and our ability to raise additional capital and, accordingly, our ability to continue to grow our business. There can be no assurance that we will succeed in addressing any or all of these risks, and the failure to do so could have a material adverse effect on our business, financial condition and operating results.

We have a significant amount of indebtedness, some of which is secured by our assets, and we may be unable to satisfy our obligations to pay interest and principal thereon when due.

As of March 31, 2014, we had the following significant amounts of outstanding indebtedness:

(i)	$575,000 convertible promissory note bearing interest at 10% per annum due in full on December 29, 2015, or convertible into up to 260,180 shares of DSS common stock, secured by the assets of our wholly-owned subsidiary, Secuprint. Interest is due quarterly.

(ii)	$275,000 due under a term loan with Citizens Bank which matures February 1, 2015 and is payable in monthly payments of $25,000 plus interest. Interest accrues at 1 Month LIBOR plus 3.75%. We subsequently entered into an interest rate swap agreement to lock into a 5.7% effective interest rate over the life of the term loan.

(iii)	Up to $1,000,000 in a revolving line of credit with Citizens Bank available for use by Premier Packaging, subject to certain limitations, payable in monthly installments of interest only. Interest accrues at 1 Month LIBOR plus 3.75%. As of March 31, 2014, there was no indebtedness outstanding on the line.

(iv)	$1,119,000 due under a promissory note with Citizens Bank used to purchase our packaging division facility. We are required to pay monthly installments of $7,658 plus interest until August 2021 at which time a balloon payment of the remaining principal balance of $919,677 is due. We entered into an interest rate swap agreement to lock into a 5.865% effective interest rate over the life of the term loan. The promissory note is secured by a first mortgage on our packaging division facility.

S-5

(v)	$850,000 promissory note bearing interest at 9% per annum due in full on May 24, 2015 secured by certain equipment and the assets of our wholly-owned subsidiary, Secuprint. Interest is due quarterly.

(vi)	$1,246,000 under an equipment note entered into by our subsidiary, Premier Packaging, with Peoples Capital. The note is secured by the equipment, bears interest at 4.84%, and is repayable over a 60-month period in monthly payments of $24,511 commencing January 2014.

(vii)	$450,000 under a construction loan entered into by our subsidiary, Premier Packaging, with Citizen’s pursuant to which Premier Packaging is making improvements and additions to its production facility. The construction loan will be converted to a promissory note as soon as the construction is completed, which is expected in the first half of 2014. The promissory note will be payable in monthly installments over a 15 year period at an interest to be determined at the date of conversion, at which time borrower may elect either a fixed rate of 3.89% or variable rate based on the then applicable LIBOR rate. The construction loan and promissory note are secured by the assets of our packaging facility.

(viii)	An aggregate of $2,691,000 outstanding under a promissory notes with Fortress Credit Corp collateralized by certain of our intellectual property, bearing interest at 1.95% payable in cash or in kind in our discretion and payable in February 2018.

The Citizens Bank obligations are secured by all of the assets of Premier Packaging and are also secured through cross guarantees by us and our other wholly-owned subsidiaries, P3 and Secuprint. Under the Citizens Bank credit facilities, our subsidiary, Premier Packaging Corporation is subject to various covenants including fixed charge coverage ratio, tangible net worth and current ratio covenants. In March 2014, Premier Packaging was notified that it was not in compliance with the required fixed charge coverage ratio as of December 31, 2013. In March 2014, we received a waiver as of December 31, 2013 from Citizens Bank, relating to the above-mentioned financial covenant. If we were to default on any of the above indebtedness and not receive a waiver from the creditors and the creditors were to foreclose on secured assets, this could have a material adverse effect on our business, financial condition and operating results.

Certain of our recently developed products are not yet commercially accepted and there can be no assurance that those products will be accepted, which would adversely affect our financial results.

Over the past several years, we have spent significant funds and time to create new products by applying its technologies onto media other than paper, including plastic and cardboard packaging, and delivery of our technologies digitally. We have had limited success to date in selling its products that are on cardboard packaging and those that are delivered digitally. Our business plan includes plans to incur significant marketing, intellectual property development and sales costs for these newer products, particularly the digitally delivered products. If we are not able to sell these new products, our financial results will be adversely affected.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to continue to incur research and development expenditures to remain competitive. The products we are currently developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle may be greater than we originally expected and we may experience delays in future product development. If our resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products.

Changes in document security technology and standards could render our applications and services obsolete.

The market for document security products, applications, and services is fast moving and evolving. Identification and authentication technology is constantly changing as we and our competitors introduce new products, applications, and services, and retire old ones as customer requirements quickly develop and change. In addition, the standards for document security are continuing to evolve. If any segments of our market adopt technologies or standards that are inconsistent with our applications and technology, sales to those market segments could decline, which could have a material adverse effect on us and our financial condition.

The market in which we operate is highly competitive, and we may not be able to compete effectively, especially against established industry competitors with greater market presence and financial resources.

Our market is highly competitive and characterized by rapid technological change and product innovations. Our competitors may have advantages over us because of their longer operating histories, more established products, greater name recognition, larger customer bases, and greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and devote greater resources to the promotion and sale of their products. Competition may also force us to decrease the price of our products and services. We cannot assure you that we will be successful in developing and introducing new technology on a timely basis, new products with enhanced features, or that these products, if introduced, will enable us to establish selling prices and gross margins at profitable levels.

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Our growth strategy depends, in part, on us acquiring complementary businesses and assets and expanding our existing operations to include manufacturing capabilities, which we may be unable to do.

Our growth strategy is based, in part, on our ability to acquire businesses and assets that are complementary to our existing operations and expanding our operations to include manufacturing capabilities. We may also seek to acquire other businesses. The success of this acquisition strategy will depend, in part, on our ability to accomplish the following:

•	identify suitable businesses or assets to buy;

•	complete the purchase of those businesses on terms acceptable to us;

•	complete the acquisition in the time frame we expect; and

•	improve the results of operations of the businesses that we buy and successfully integrate their operations into ours.

Although we have been able to make acquisitions in the past, there can be no assurance that we will be successful in pursuing any or all of these steps on future transactions. Our failure to implement our acquisition strategy could have an adverse effect on other aspects of our business strategy and our business in general. We may not be able to find appropriate acquisition candidates, acquire those candidates that we find or integrate acquired businesses effectively or profitably.

We have in the past used, and may continue to use, our common stock as payment for all or a portion of the purchase price for acquisitions. If we issue significant amounts of our common stock for such acquisitions, this could result in substantial dilution of the equity interests of our stockholders.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success depends upon the continued service of certain of our executive officers and other key sales and research personnel who possess longstanding industry relationships and technical knowledge of our products and operations. Although we believe that our relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to us in the future. There can be no assurance that these persons will agree to continue to be employed by us after the expiration dates of their current contracts.

If we do not successfully expand our sales force, we may be unable to increase our revenues.

We must expand the size of our marketing activities and sales force to increase revenues. We continue to evaluate various methods of expanding our marketing activities, including the use of outside marketing consultants and representatives and expanding our in-house marketing capabilities. If we are unable to hire or retain qualified sales personnel or if newly hired personnel fail to develop the necessary skills to be productive, or if they reach productivity more slowly than anticipated, our ability to increase our revenues and grow could be compromised. The challenge of attracting, training and retaining qualified candidates may make it difficult to meet our sales growth targets. Further, we may not generate sufficient sales to offset the increased expense resulting from expanding our sales force or we may be unable to manage a larger sales force.

Future growth in our business could make it difficult to manage our resources.

Our anticipated business expansion could place a significant strain on our management, administrative and financial resources. Significant growth in our business may require us to implement additional operating, product development and financial controls, improve coordination among marketing, product development and finance functions, increase capital expenditures and hire additional personnel. There can be no assurance that we will be able to successfully manage any substantial expansion of our business, including attracting and retaining qualified personnel. Any failure to properly manage our future growth could negatively impact our business and operating results.

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We cannot predict our future capital needs and we may not be able to secure additional financing.

We may need to raise additional funds in the future to fund our working capital needs, to fund more aggressive expansion of our business, to complete development, testing and marketing of our products and technologies, or to make strategic acquisitions or investments. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

If we are unable to respond to regulatory or industry standards effectively, our growth and development could be delayed or limited.

Our future success will depend in part on our ability to enhance and improve the functionality and features of our products and services in accordance with regulatory or industry standards. our ability to compete effectively will depend in part on our ability to influence and respond to emerging industry governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to these or other standards effectively, our growth and development of various products and services could be delayed or limited.

Changes in the laws and regulations to which we are subject may increase our costs.

We are subject to numerous laws and regulations, including, but not limited to, environmental and health and welfare benefit regulations, as well as those associated with being a public company. These rules and regulations may be changed by local, state, provincial, national or foreign governments or agencies. Such changes may result in significant increases in our compliance costs. Compliance with changes in rules and regulations could require increases to our workforce, and could result in increased costs for services, compensation and benefits, and investment in new or upgraded equipment.

Declines in general economic conditions or acts of war and terrorism may adversely impact our business.

Demand for printing services is typically correlated with general economic conditions. The recent declines in United States economic conditions have adversely impacted our business and results of operations, and may continue to do so for the foreseeable future. The overall business climate of our industry may also be impacted by domestic and foreign wars or acts of terrorism, which events may have sudden and unpredictable adverse impacts on demand for our products and services.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock.

As of March 31, 2014, we had approximately 151 million authorized but unissued shares of our common stock. Our management continues to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, for anti-takeover purposes, and in other transactions, without obtaining stockholder approval, unless stockholder approval is required for a particular transaction under the rules of the NYSE MKT, state and federal law, or other applicable laws. If our board of directors determines to issue additional shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future without obtaining stockholder approval, your ownership position would be diluted without your further ability to vote on such transaction.

The exercise of our outstanding options and warrants, vesting of restricted stock awards and conversion of debt securities may depress our stock price.

As of March 31, 2014 there were 19,618,892 of common stock share equivalents potentially issuable under convertible debt agreements, employment agreements, options, warrants, and restricted stock agreements, including common shares being held in escrow pursuant to the Merger completed in July 2013, that could potentially dilute basic earnings per share in the future. Sales of these securities in the public market, or the perception that future sales of these securities could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our stockholders to sell our equity securities in the future. Sale or the availability for sale of shares of common stock by stockholders could cause the market price of our common stock to decline and could impair our ability to raise capital through an offering of additional equity securities.

S-8

We do not intend to pay cash dividends.

We do not intend to declare or pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

We have material weaknesses in our internal control over financial reporting structure, which, until remedied, may cause errors in our financial statements that could require restatements of our financial statements and investors may lose confidence in our reported financial information, which could lead to a decline in Our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K. We identified one material weakness in our internal control over financial reporting in our annual assessment of internal controls over financial reporting that management performed for the year ended December 31, 2013. The identified material weakness remains as of the date of this prospectus supplement. Management has concluded that we did not maintain a sufficient complement of qualified accounting personnel and controls associated with segregation of duties, and that the foregoing represented material weakness in our internal control over financial reporting. We are uncertain at this time of the costs to remediate the material weakness, however, we anticipate the cost to be in the range of $200,000 to $400,000 (including the cost of hiring additional qualified accounting personnel to eliminate segregation of duties issues and using the services of accounting consultants for complex and non-routine transactions if and when they arise). We cannot guarantee that the actual costs to remediate the deficiency will not exceed this amount. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements and in our disclosure that could require restatements. Investors may lose confidence in our reported financial information and in our disclosure, which could lead to a decline in our stock price.

The value of our intangible assets and investments may not be equal to their carrying values.

As of March 31, 2014, we had approximately $43.5 million of net intangible assets. We are required to evaluate the carrying value of such intangibles. Whenever events or changes in circumstances indicate that the carrying value of an intangible asset, including goodwill, and investment may not be recoverable, we will have to determine whether there has been impairment by comparing the anticipated undiscounted cash flows (discounted cash flows for goodwill) from the operation and eventual disposition of the product line or asset with our carrying value. If any of our intangible assets are deemed to be impaired then it will result in a significant reduction of the operating results in such period.

If we are unable to adequately protect our intellectual property, our competitive advantage may disappear.

Our success will be determined in part by our ability to obtain United States and foreign patent protection for our technology and to preserve our trade secrets. Because of the substantial length of time and expense associated with developing new document security technology, we place considerable importance on patent and trade secret protection. We intend to continue to rely primarily on a combination of patent protection, trade secrets, technical measures, copyright protection and nondisclosure agreements with our employees and customers to establish and protect the ideas, concepts and documentation of software and trade secrets developed by us. Our ability to compete and the ability of our business to grow could suffer if these intellectual property rights are not adequately protected. There can be no assurance that our patent applications will result in patents being issued or that current or additional patents will afford protection against competitors. Failure of Our patents, copyrights, trademarks and trade secret protection, non-disclosure agreements and other measures to provide protection of our technology and our intellectual property rights could enable our competitors to more effectively compete with us and have an adverse effect on our business, financial condition and results of operations. In addition, our trade secrets and proprietary know-how may otherwise become known or be independently discovered by others. No guarantee can be given that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to Our proprietary technology.

In addition, we may be required to litigate in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition or results of operations, and there can be no assurances of the success of any such litigation.

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We may face intellectual property infringement or other claims against us, our customers or our intellectual property that could be costly to defend and result in our loss of significant rights.

Although we have received patents with respect to certain of our technologies, there can be no assurance that these patents will afford us any meaningful protection. Although we believe that our use of the technology and products we have developed and other trade secrets used in our operations do not infringe upon the rights of others, our use of the technology and trade secrets we developed may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the technology and trade secrets we developed or refrain from using the same. We may not have the necessary financial resources to defend an infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on us and our financial condition. Moreover, if the patents, technology or trade secrets we developed or use in our business are deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on DSS and our financial condition. As we continue to market our products, we could encounter patent barriers that are not known today. A patent search may not disclose all related applications that are currently pending in the United States Patent Office, and there may be one or more such pending applications that would take precedence over any or all of our applications.

Furthermore, third parties may assert that our intellectual property rights are invalid, which could result in significant expenditures by us to refute such assertions. If we become involved in litigation, we could lose our proprietary rights, be subject to damages and incur substantial unexpected operating expenses. Intellectual property litigation is expensive and time-consuming, even if the claims are subsequently proven unfounded, and could divert management’s attention from our business. If there is a successful claim of infringement, we may not be able to develop non-infringing technology or enter into royalty or license agreements on acceptable terms, if at all. If we are unsuccessful in defending claims that our intellectual property rights are invalid, we may not be able to enter into royalty or license agreements on acceptable terms, if at all. This could prohibit us from providing our products and services to customers, which could have a material adverse effect on us and our financial condition.

We have commenced legal proceedings against numerous companies, including Facebook, Inc., LinkedIn Corporation, Apple, Inc, Samsung, and NEC, among others, and we expect such litigation to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To monetize our patent assets, we have commenced legal proceedings against numerous companies, including Facebook, Inc., LinkedIn Corporation, Apple, Inc, Samsung, and NEC, among others alleging infringement of our patents. Our viability is partially dependent on the outcome of this litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation, which failure could significantly harm our business. In addition, the defendants in this litigation are much larger than us and have substantially more resources than us, which could make our litigation efforts more difficult.

These legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may have a great impact on the value of the patents and preclude our ability to derive licensing revenue from the patents. Therefore, a negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business.

While we believe that certain of our patents are being infringed by the defendants named in our various litigation matters, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the US Patent and Trademark Office (USPTO) will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently in our current litigation or from time to time in connection with future litigation we may bring. If this were to occur, it would have a material adverse effect on our viability and operations.

Patent litigation is inherently risky and the outcome is uncertain. Some of the parties we believe are infringing on our patents are large and well-financed companies with substantially greater resources than ours. We believe that parties will devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file re-examinations or other proceedings with the USPTO or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable our patents. It is also possible that a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if we are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and our financial position.

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In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial level. There is a higher rate of appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue.

We may be unable to retain key advisors and legal counsel to represent us in our patent infringement litigation.

The success of our pending legal proceedings and future legal proceedings depends in part upon our ability to retain key advisors and legal counsel to represent us in such litigation. The retention of such key advisors and legal counsel is likely to be expensive and we may not be able to retain such key advisors and legal counsel on favorable economic terms. Therefore, an inability to retain key advisors and legal counsel to represent us in our litigation could have a material adverse effect on our business.

We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Members of our management team have significant experience as inventors. As such, part of our business may include the internal development of new inventions and intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from our present business initiatives, which could have a material and adverse effect on our business. There is also the risk that these initiatives would not yield any viable new inventions or technology, which would lead to a loss our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

•	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

•	we may be subject to interference proceedings;

•	we may be subject to opposition proceedings in the U.S. or foreign countries;

•	any patents that are issued to us may not provide meaningful protection;

•	we may not be able to develop additional proprietary technologies that are patentable;

•	other companies may challenge patents issued to us;

•	other companies may design around technologies we have developed; and

•	enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that it will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our business.

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Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

We expect to spend a significant amount of resources to enforce our patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (the “USPTO”), any state or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue and any reductions in the funding of the USPTO could negatively impact the value of our assets. United States patent laws have been amended by the Leahy-Smith America Invents Act, or the America Invents Act. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

A number of states have adopted or are considering legislation to make the patent enforcement process more difficult for non-practicing entities, such as allowing such entities to be sued in state court and setting higher standards of proof for infringement claims. We cannot predict what, if any, impact these state initiatives will have on the operation of our enforcement business. However, such legislation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

In addition, the U.S. Department of Justice (“DOJ”) has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Finally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to our business plan, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct confirmatory due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our interest in the patent assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which licensees will adopt these patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have.

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We may not be able to capitalize on potential market opportunities related to our licensing strategy or patent portfolio.

In order to capitalize on our patent portfolio, we intend to enter into licensing relationships. However, there can be no assurance that we will be able to capitalize on our patent portfolio or any potential market opportunity in the foreseeable future. Our inability to generate licensing revenues associated with potential market opportunities could result from a number of factors, including, but not limited to:

•	We may not be successful in entering into licensing relationships on commercially acceptable terms; and

•	Challenges from third parties as to the validity of our patents underlying licensing opportunities.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and failure to do so could cause material harm to our business.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operations.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act. In addition, as of March 31, 2014, an aggregate of 12,077,716 shares of our common stock are issuable upon exercise of outstanding options and warrants and a convertible promissory note.

You will experience immediate dilution in the book value per share of the securities you purchase in this offering.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $1.44 per share, and a net tangible book value per share of our common stock of $0.25 as of March 31, 2014, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.18 per share in the net tangible book value of the common stock you purchase. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase our securities in this offering.

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If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future fundraising transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, whether in public offerings or private placements, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common stock.

If we fail to comply with the continued listing standards of the NYSE MKT, it may result in a delisting of our common stock from the exchange.

Our common stock is currently listed for trading on the NYSE MKT, and the continued listing of our common stock on the NYSE MKT is subject to our compliance with a number of listing standards. There can be no assurance that we will meet the continued listing standards of the NYSE MKT.

If our common stock were no longer listed on the NYSE MKT, investors might only be able to trade on the OTC Bulletin Board ® or in the Pink Sheets ® (a quotation medium operated by Pink Sheets LLC). This would impair the liquidity of our common stock not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted from the NYSE MKT, it could come within the definition of “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for subsequent offers, transfers and sales of the shares of common stock.

The shares of our common stock are being offered pursuant to one or more exemptions from registration and qualification under applicable state securities laws. Because our common stock is listed on The NYSE MKT, we are not required to register or qualify in any state the subsequent offer, transfer or sale of the common stock. If our common stock is delisted from The NYSE MKT and is not eligible to be listed on another national securities exchange, subsequent transfers of the shares of our common stock offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares to register or qualify the shares for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated offering expenses payable by us, will be approximately $275,000. We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

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DILUTION

If you purchase shares of common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2014 was $12.5 million, or $0.25 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of 209,700 shares of our common stock in this offering at the offering price of $1.44 per share, and after deducting $25,000 of estimated offering expenses payable by us, our net tangible book value as of March 31, 2014 would have been approximately $12.8 million, or $0.26 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.01 per share to existing stockholders and an immediate dilution of $1.18 per share to the investor in this offering.

The following table illustrates the dilution:

Offering price per share		$1.44
Net tangible book value per share as of March 31, 2014	$0.25
Increase in net tangible book value per share after this offering	$0.01
Pro forma net tangible book value per share after this offering		$(0.26)

Dilution per share to the investor in this offering		$1.18

If the investor exercises its overallotment right in full, our net tangible book value at March 31, 2014 would have been approximately $13.1 million, or approximately $0.26 per share of common stock, and the dilution to the investor purchasing shares in this offering would have been approximately $1.18 per share.

The above discussion and table is based on 49,503,954 shares outstanding, including 7,500,000 shares held in escrow, as of March 31, 2014, and excludes, as of that date:

•	6,794,941 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $4.66 per share;

•	5,022,595 shares of our common stock subject to outstanding options with a weighted average exercise price of $2.50 per share;

•	260,180 shares of our common stock reserved for issuance upon the conversion of an outstanding convertible promissory note, dated December 30, 2011; and

•	936,229 shares of our common stock reserved for issuance in connection with future awards under our 2013 Employee, Director and Consultant Equity Incentive Plan.

The above illustration of dilution per share to the investor participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock. To the extent that options or warrants outstanding as of March 31, 2014 or issued thereafter have been or may be exercised or converted or other shares issued, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to you and our other stockholders.

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DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 23 of the accompanying prospectus.

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PLAN OF DISTRIBUTION

We are offering the shares of common stock (including the shares of common stock issuable upon the exercise of the overallotment right) directly to the investor by means of this prospectus supplement. We currently anticipate that the closing of the sale of the common stock offered hereby will take place on or about June 13, 2014. On the closing date, we will issue the shares of common stock to the investor and we will receive funds in the amount of the aggregate purchase price of $301,968.

We have entered into a securities purchase agreement, dated as of June 12, 2014, with the investor relating to the sale of our common stock under this prospectus supplement (including the shares of common stock issuable upon exercise of the overallotment right). Our obligation to issue and sell the shares of common stock to the investor is subject to the conditions set forth in the securities purchase agreement, which may be waived by us in our discretion. The investor’s obligation to purchase the common stock is subject to conditions set forth in the securities purchase agreement as well, which also may be waived.

The shares of common stock are being offered directly to the investor without a placement agent, underwriter, broker or dealer. The expenses of this offering payable by us are estimated to be approximately $25,000.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton, LLP, Raleigh, North Carolina.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of FreedMaxick CPAs, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 26, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 13, 2014;

•	our Current Reports on Form 8-K filed with the SEC on February 18, March 26, May 7 and June 5, 2014; and

•	our definitive proxy statement on Schedule 14A for the 2014 Annual Meeting of Stockholders filed with the SEC on April 21, 2014; and

•	the description of our Common Stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 19, 2004, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Document Security Systems, Inc., First Federal Plaza, Suite 1525, Rochester, NY 14614, (585) 325-3610.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS

DOCUMENT SECURITY SYSTEMS, INC.

 15,000,000 shares

Common Stock

Warrants

__________________________________

We may offer and sell, from time to time in one or more offerings up to 15,000,000 shares of our common stock and/or warrants to purchase common stock. We will provide more specific terms of such offering and sale of our common stock in supplements to this prospectus.

Our common stock, is traded on The NYSE MKT under the symbol DSS. On October 10, 2013, the last reported sale price of our common stock was $1.05.

The shares of common stock offered by us may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks.  Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”.  You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to 15,000,000 shares of our common stock and /or warrants to purchase common stock in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR BUSINESS

General

This summary highlights selected information about us, but may not contain all information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision, you should carefully read this entire prospectus, any applicable prospectus supplement, and the documents referred to in the following sections “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

As used in this prospectus, references to “the Company”, “we”, “our”, “ours” and “us” refer to Document Security Systems, Inc. and consolidated subsidiaries, unless otherwise indicated. References to “DSS” refer to Document Security Systems, Inc. In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this prospectus, references to “$” and “dollars” are to United States dollars.

Overview

We were formed in New York in 1984 and, in 2002, chose to strategically focus on becoming a developer and marketer of secure technologies. We specialize in fraud and counterfeit protection for all forms of printed documents and digital information. The Company holds numerous patents for optical deterrent technologies that provide protection of printed information from unauthorized scanning and copying. We operate three production facilities, a security and commercial printing facility, a packaging facility and a plastic card facility- where we produce secure and non-secure documents for our customers. We license our anti-counterfeiting technologies to printers and brand-owners. In addition, we have a digital division which provides cloud computing services for its customers, including disaster recovery, back-up and data security services.

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Prior to 2006, the Company’s primary revenue source in its document security division was derived from the licensing of its technology. In 2006, the Company began a series of acquisitions designed to expand its ability to produce its products for end-user customers. In 2006, we acquired Plastic Printing Professionals, Inc. (“P3”), a privately held plastic cards manufacturer located in the San Francisco, California area. P3 is also referred to herein as the “DSS Plastics Group”. In 2008, we acquired substantially all of the assets of DPI of Rochester, LLC, a privately held commercial printer located in Rochester, New York, referred to herein as “Secuprint” or “DSS Printing Group”. In 2010, the Company acquired Premier Packaging Corporation (“Premier Packaging”), a privately held packaging company located in the Rochester New York area. Premier Packaging is also referred to herein as the “DSS Packaging Group”. In May 2011, we acquired all of the capital stock of ExtraDev, Inc. (“ExtraDev”), a privately held information technology and cloud computing company located in the Rochester, New York area. ExtraDev is also referred to herein as “DSS Digital Group”.

In October 2012, the Company introduced AuthentiGuard®, an iPhone application for authentication, targeted to major pharmaceutical and other companies worldwide. The application is a cloud-enabled solution that permits efficient and cost effective authentication for packaging, documents and credentials. The solution embeds customizable, covert AuthentiGuard® Prism technology that resists duplication on copiers and scanners in a product's packaging. Product verification using the iPhone application creates real-time, accurate authentication results for brand owners that can be integrated into existing information systems.

The Company does business in four operating segments as follows:

DSS Printing Group — Provides secure and commercial printing services for end-user customers along with technical support for the Company’s technology licensees. The division produces a wide array of printed materials such as security paper, vital records, prescription paper, birth certificates, receipts, manuals, identification materials, entertainment tickets, secure coupons, parts tracking forms, brochures, direct mailing pieces, catalogs, business cards, etc. The division also provides the basis of research and development for the Company’s security printing technologies.

DSS Plastics Group — Manufactures laminated and surface printed cards which can include magnetic stripes, bar codes, holograms, signature panels, invisible ink, micro fine printing, guilloche patterns, Biometric, Radio Frequency Identification (RFID) and watermarks for printed plastic documents such as ID cards, event badges, and driver’s licenses.

DSS Packaging Group — Produces custom paperboard packaging serving clients in the pharmaceutical, beverage, photo packaging, toy, specialty foods and direct marketing industries, among others. The division incorporates our security technologies into printed packaging to help companies prevent or deter brand and product counterfeiting.

DSS Digital Group — Provides data center centric solutions to businesses and governments delivered via the “cloud”. This division developed the Company’s iPhone based application that integrates some of the Company’s traditional optical deterrent technologies into proprietary digital data security based solutions for brand protection and product diversion prevention.

Completion of Merger with DSS Technology Management, Inc.

On July 1, 2013 (the “Closing Date”), DSSIP, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of DSS merged with and into DSS Technology Management., Inc. (f/k/a Lexington Technology Group, Inc.), a Delaware corporation (“DSSTM”), pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger, dated as of October 1, 2012 (as amended, the “Merger Agreement”), by and among the Company, DSSTM, Merger Sub and Hudson Bay Master Fund Ltd. (“Hudson Bay”), as representative of DSSTM’s stockholders (the “Merger”). Effective on July 1, 2013 (the “Closing Date”), as a result of the Merger, DSSTM became a wholly-owned subsidiary of DSS. In connection with the Merger, the Company issued on the Closing Date, its securities to DSSTM’s stockholders in exchange for the capital stock owned by DSSTM’s stockholders, as follows (the “Merger Consideration”): (i) an aggregate of 16,558,387 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”) (which includes 2,500,000 Additional Shares and 240,559 Exchanged Shares, as such terms are defined in the Merger Agreement); (ii) 7,100,000 shares of the Company’s Common Stock to be held in escrow pursuant to an escrow agreement, dated July 1, 2013, entered into by and among the Company, Hudson Bay and American Stock Transfer & Trust Company, LLC, as escrow agent (the “Escrow Agreement”); (iii) warrants to purchase up to an aggregate of 4,859,894 shares of the Company’s Common Stock, at an exercise price of $4.80 per share and expiring on July 1, 2018; and (iv) warrants to purchase up to an aggregate of 3,432,170 shares of the Company’s Common Stock, at an exercise price of $0.02 per share and expiring on July 1, 2023 (the “$.02 Warrants”), to DSSTM’s preferred stockholders that would beneficially own more than 9.99% of the shares of the Company’s Common Stock as a result of the Merger (the “Beneficial Ownership Condition”). In addition, the Company assumed options to purchase an aggregate of 2,000,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share, in exchange for 3,600,000 outstanding and unexercised stock options to purchase shares of DSSTM’s common stock. In addition, the Company issued an aggregate of 786,678 shares of Common Stock to Palladium Capital Advisors, LLC as compensation for their services in connection with the transactions contemplated by the Merger Agreement. Of those shares issued to Palladium Capital Advisors, LLC, 400,000 are held in escrow pursuant to the same terms and conditions as those set forth in the Escrow Agreement.

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As a result of the consummation of the Merger, as of the Closing Date, the former stockholders of DSSTM own approximately 51% of the outstanding common stock of the combined company and the stockholders of the Company prior to the completion of the Merger own approximately 49% of the outstanding common stock of the combined company.

Pursuant to the Escrow Agreement, the shares of the Company’s Common Stock deposited in the escrow account will be released to the holders of the DSSTM common stock (pro rata on a fully-diluted basis as of the effective time of the Merger) if and when the closing price per share of the Company’s Common Stock exceeds $5.00 per share (as adjusted for stock splits, stock dividends and similar events) for 40 trading days within a continuous 90 trading day period following the closing of the Merger. If within one year following the closing of the Merger, such threshold is not achieved, the shares of the Company’s Common Stock held in escrow shall be cancelled and returned to the treasury of the Company. DSSTM stockholders will have voting rights with respect to the Company’s shares owned by such stockholders and held in escrow for one year following the closing of the Merger even though such shares may be cancelled and returned to the treasury of the Company if the condition for release of the shares held in escrow is not met.

If after one year, the shares held in escrow are cancelled because the conditions discussed above were not met, the former stockholders of DSSTM are expected to own approximately 45% of the outstanding common stock of the combined company and the stockholders of the Company prior to the completion of the Merger are expected to own approximately 55% of the outstanding common stock of the combined company (without taking into account any shares of the Company’s Common Stock held by DSSTM’s stockholders prior to the completion of the Merger, and excluding the exercise of any options and warrants).

The transaction will be accounted for as a business combination in accordance with the Business Combination Topic of the FASB ASC 805. Under the guidance, the assets and liabilities of the acquired business, DSSTM, are recorded at their fair value at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill, if any. If the fair value of the assets acquired exceeds the purchase price and the liabilities assumed, then a gain on acquisition is recorded.

DSSTM is a private intellectual property monetization company that recently acquired a patent portfolio of six patents and four pending patent applications relating to technology invented by Thomas Bascom (the “Bascom Portfolio”) and invested in VirtualAgility, a developer of user-friendly programming platforms that facilitate the creation of sophisticated business applications without programming or coding. DSSTM is focused on the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets (or interests therein) and then monetizing such assets through a variety of value enhancing initiatives, including, but not limited to:

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·	Licensing,
·	customized technology solutions (such as applications for medical electronic health records),
·	strategic partnerships, and
·	litigation.

Our Corporate Information

We are headquartered in Rochester, New York and were incorporated in New York in 1984. Our principal offices are located at 28 East Main Street, Suite 1525, Rochester, New York 14614 and our telephone number is (585) 325-3610. Our principal website is www.dsssecure.com. The information on or that can be accessed through our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

You should carefully consider the risks described below before buying Common Stock offered in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our Common Stock could decline and you might lose all or part of your investment. We have had operating losses from time to time and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

We have identified the following additional risks and uncertainties that may have a material adverse effect on our business, financial condition or results of operations in the future.    References to the “combined company” made in this registration statement relate to the recent business combination of DSS and DSSTM, whereby DSSTM became a wholly-owned subsidiary of DSS effective on July 1, 2013. Our business faces significant risks, and the risks described below may not be the only risks we face.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.  If any of these risks occur, our business, results of operations or financial condition could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

The failure to integrate successfully the businesses of DSS and DSSTM in the expected timeframe could adversely affect the combined company’s future results.

The success of the recently closed Merger will depend, in large part, on the ability of the combined company to realize the anticipated benefits from combining the businesses of DSS and DSSTM.

The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the Merger.

Potential difficulties that may be encountered in the integration process include the following:

•	using the combined company’s cash and other assets efficiently to develop the business of the combined company;

•	appropriately managing the liabilities of the combined company;

•	potential unknown or currently unquantifiable liabilities associated with the Merger and the operations of the combined company;

•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the Merger; and

•	performance shortfalls resulting from diversion of management’s attention to the task of efficiently integrating the companies’ operations.

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DSS may not realize the potential value and benefits created by the Merger.

The success of the Merger will depend, in part, on DSS’s ability to realize the expected potential value and benefits created from integrating DSS’s existing business with DSSTM’s business, which includes the maximization of the economic benefits of the combined company’s intellectual property portfolio. The integration process may be complex, costly, and time-consuming. The difficulties of integrating the operations of DSSTM’s business could include, among others:

•	failure to effectively implement the business plan for the combined business;

•	unanticipated issues in integrating the business of both companies;

•	potential lost sales and customers if any customer of DSS decides not to do business with DSS after the Merger;

•	loss of key employees with knowledge of DSS’s historical business and operations;

•	unanticipated changes in applicable laws and regulations; and

•	other unanticipated issues, expenses, or liabilities that could impact, among other things, DSS’s ability to realize any expected benefits on a timely basis, or at all.

DSS may not accomplish the integration of DSSTM’s business smoothly, successfully, or within the anticipated costs or time frame. The diversion of the attention of management from DSS’s current operations to the integration effort and any difficulties encountered in combining businesses could prevent DSS from realizing the full expected potential value and benefits to result from the Merger and could adversely affect its business. In addition, the integration efforts could divert the focus and resources of the management of DSS and DSSTM from other strategic opportunities and operational matters during the integration process.

If the Merger does not qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code (the “Code”), the stockholders of DSSTM may be required to pay substantial United States federal income taxes as a result of the Merger.

DSS and DSSTM intend that the Merger will qualify as a “reorganization” under Section 368(a) of the Code. DSS and DSSTM currently anticipate that the United States holders of shares of DSSTM capital stock generally should not recognize taxable gain or loss as a result of the Merger. However, neither DSS nor DSSTM has requested, or intends to request, a ruling from the IRS with respect to the tax consequences of the Merger, and there can be no assurance that the companies’ position would be sustained if challenged by the IRS. Accordingly, if there is a final determination that the Merger does not qualify as a “reorganization” under Section 368(a) of the Code and is taxable for United States federal income tax purposes, DSSTM stockholders generally would recognize taxable gain or loss on their receipt of equity securities of DSS in connection with the Merger equal to the difference between such stockholder’s adjusted tax basis in their shares of DSSTM capital stock and the fair market value of the equity securities of DSS.

The combined company will be dependent on certain key personnel, and the loss of these key personnel could have a material adverse effect on the combined company’s business, financial conditions and results of operations.

The success and future prospects of the combined company largely depend on the skills, experience and efforts of its key personnel, including Jeffrey Ronaldi, Peter Hardigan and Robert Bzdick. The loss of Messrs. Ronaldi, Hardigan and/or Bzdick, or other executives and managers of the combined company, or the combined company’s failure to retain other key personnel, could jeopardize the combined company’s ability to execute its strategic plan and materially harm its business.

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The Merger resulted in changes to the DSS board of directors and the combined company may pursue different strategies than either DSS or DSSTM may have pursued independently.

The board of directors of DSS following the Merger consists of eight (8) directors, four designated by DSSTM and four designated by DSS. Currently, it is anticipated that the combined company will maximize the economic benefits of its intellectual property portfolio, add significant talent in technological innovation and potentially enhance its opportunities for revenue generation through the monetization of the combined company’s assets. However, because the composition of the board of directors of the combined company will consist of directors from both DSS and DSSTM, the combined company may determine to pursue certain business strategies that neither DSS nor DSSTM would have pursued independently.

The success of the combined company will depend in part on relationships with third parties, which relationships may be affected by third-party preferences or public attitudes about the Merger. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, or results of operations.

The combined company’s success will be dependent on its ability to maintain and renew the business relationships of both DSS and DSSTM and to establish new business relationships. There can be no assurance that the management of the combined company will be able to maintain such business relationships, or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on the business, financial condition, or results of operations of the combined company.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in the Company’s proxy statement/prospectus and the financial forecasts prepared by DSS and DSSTM in connection with discussions concerning the Merger.

The future results of the combined company may be materially different from those shown in the unaudited pro forma combined financial statements presented in the proxy statement/prospectus filed by the Company with the SEC, which show only a combination of the historical results of DSS and DSSTM, prepared by DSS and DSSTM in connection with the Merger. DSS expects to incur significant costs associated with combining the operations of the two companies. The exact magnitude of these costs are not yet known, but are estimated to be approximately $1,000,000. Furthermore, these costs may decrease the capital that the combined company could use for continued development of the combined company’s business in the future or may cause the combined company to seek to raise new capital sooner than expected.

The combined company may require additional capital to support its present business plan and its anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect the combined company’s ability to operate.

DSS believes that the Bascom intellectual property will significantly augment the scope and value of DSS’s litigation and licensing business without impacting its current operations or resource allocation plan.

The Bascom Portfolio will expand upon DSS’s licensing potential and ability to compete within its current areas of commercial focus. DSS’s primary commercial focus is to develop integrated security solutions for authentication and brand protection that incorporate DSS’s proprietary print and digital technologies such as its suite of AuthentiGuard patents, the DSS Digital Group’s cloud computing platform and intellectual property, and customized software that delivers digital security solutions via standard handheld devices (such as the apple iPhone) and the cloud. DSS anticipates that this commercial focus will benefit from the integration of technical “know-how” from Thomas Bascom, the President and Chief Technology Officer of Bascom Research, as well as from the ability to use the current Bascom Portfolio and any potential new derivative technologies that may be co-developed and licensed. DSS initially will be the only competitor in the marketplace that is a licensee of the Bascom Portfolio, which may lead to additional licensing opportunities for DSS with customers or competitors.

The Bascom Research intellectual property licensing program provides a significant new potential income stream for DSS’s litigation and licensing business that will be funded by DSSTM, and as such, will not alter the current resource allocation for DSS’s existing litigation and licensing business. DSSTM has delivered approximately $6.25 million in capital (net of transaction fees) in connection with the Merger, which will be used in part to fund the Bascom Research licensing effort. We do not expect that DSS capital resources will initially be used for Bascom Research, and the Bascom Research effort will not initially divert other DSS resources aside from requiring some oversight by the current DSS General Counsel, who will be involved in all ongoing litigation and licensing matters for the combined company.

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The combined company may require additional funds to further develop its business plan. Based on current operating plans of DSS and DSSTM, the current resources of the combined company are expected to be sufficient to fund its planned operations into the fourth quarter of 2014. Since it is impossible to predict the timing and amount of any recovery, if any, resulting from the DSSTM litigation, we anticipate that we will need to raise additional funds through equity offerings in order to meet our liquidity requirements in the fourth quarter of 2014. However, if revenues of DSS do not meet expectations or if operating expenses exceed expectations, or a combination of both, then the combined company may require additional resources prior to the fourth quarter of 2014. Any such financing that DSS undertakes will likely be dilutive to DSS’s current stockholders.

The combined company intends to continue to make investments to support its business growth, including patent or other intellectual property asset creation. In addition, the combined company may also need additional funds to respond to business opportunities and challenges, including its ongoing operating expenses, protecting its assets, satisfying debt payment obligations, developing new lines of business and enhancing its operating infrastructure. While the combined company may need to seek additional funding for such purposes, it may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of the combined company’s financings may be dilutive to, or otherwise adversely affect, holders of its common stock. The combined company may also seek additional funds through arrangements with collaborators or other third parties. The combined company may not be able to negotiate any such arrangements on acceptable terms, if at all. If the combined company is unable to obtain additional funding on a timely basis, it may be required to curtail or terminate some or all of its business plans.

Risks Related to DSS’s Business

DSS is currently subject to the additional risks described below.

DSS has a history of losses.

DSS has a history of losses. In first six months of 2013 and for the fiscal years of 2012, 2011, and 2010, DSS incurred losses of approximately $3.1 million, $4.3 million, $3.2 million, and $3.5 million, respectively. DSS’s results of operations in the future will depend on many factors, but largely on DSS’s ability to successfully market DSS’s anti-counterfeiting products, technologies and services. DSS’s failure to achieve profitability in the future could adversely affect the trading price of its common stock and its ability to raise additional capital and, accordingly, its ability to continue to grow its business. There can be no assurance that DSS will succeed in addressing any or all of these risks, and the failure to do so could have a material adverse effect on DSS’s business, financial condition and operating results.

DSS has a significant amount of indebtedness, some of which is secured by its assets, and may be unable to satisfy its obligations to pay interest and principal thereon when due.

As of June 30, 2013, DSS has the following significant amounts of outstanding indebtedness:

(i)	$648,000 convertible promissory note bearing interest at 10% per annum due in full on December 29, 2015, or convertible into up to 260,180 shares of DSS Common Stock, secured by the assets of DSS’s wholly-owned subsidiary, Secuprint. Interest is due quarterly.

(ii)	$500,000 due under a term loan with Citizens Bank which matures February 1, 2015 and is payable in monthly payments of $25,000 plus interest. Interest accrues at 1 Month LIBOR plus 3.75%. DSS subsequently entered into an interest rate swap agreement to lock into a 5.7% effective interest rate over the life of the term loan.

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(iii)	Up to $1,000,000 in a revolving line of credit with Citizens Bank available for use by Premier Packaging, subject to certain limitations, payable in monthly installments of interest only. Interest accrues at 1 Month LIBOR plus 3.75%. As of June 30, 2013, there was approximately $70,000, net of the sweep account, outstanding on the line.

(iv)	$1,159,000 due under a promissory note with Citizens Bank used to purchase DSS’s packaging division facility. DSS is required to pay monthly installments of $7,658 plus interest until August 2021 at which time a balloon payment of the remaining principal balance of $919,677 is due. DSS subsequently entered into an interest rate swap agreement to lock into a 5.865% effective interest rate over the life of the term loan. The promissory note is secured by a first mortgage.

(v)	$850,000 promissory note bearing interest at 9% per annum due in full on May 24, 2014 secured by certain equipment and the assets of DSS’s wholly-owned subsidiary, Secuprint. Interest is due quarterly.

All of the Citizens Bank credit facilities are subject to various covenants including a fixed charge coverage ratio, tangible net worth and current ratio. The Citizens Bank obligations are secured by all of the assets of Premier Packaging and are also secured through cross guarantees by DSS and its other wholly-owned subsidiaries, P3 and Secuprint.

If DSS were to default on any of the above indebtedness, and the creditors were to foreclose on secured assets, this could have a material adverse effect on DSS’s business, financial condition and operating results.

If DSS is unable to adequately protect its intellectual property, its competitive advantage may disappear.

The success of DSS will be determined in part by its ability to obtain United States and foreign patent protection for its technology and to preserve its trade secrets. Because of the substantial length of time and expense associated with developing new document security technology, DSS places considerable importance on patent and trade secret protection. DSS intends to continue to rely primarily on a combination of patent protection, trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees and customers to establish and protect the ideas, concepts and documentation of software and trade secrets developed by DSS. DSS’s ability to compete and the ability of its business to grow could suffer if these intellectual property rights are not adequately protected. There can be no assurance that DSS’s patent applications will result in patents being issued or that current or additional patents will afford protection against competitors. Failure of DSS’s patents, copyrights, trademarks and trade secret protection, non-disclosure agreements and other measures to provide protection of its technology and its intellectual property rights could enable DSS’s competitors to more effectively compete with it and have an adverse effect on DSS’s business, financial condition and results of operations. In addition, DSS’s trade secrets and proprietary know-how may otherwise become known or be independently discovered by others. No guarantee can be given that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to DSS’s proprietary technology.

In addition, DSS may be required to litigate in the future to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on DSS’s business, financial condition or results of operations, and there can be no assurances of the success of any such litigation.

DSS may face intellectual property infringement or other claims against it, its customers or its intellectual property that could be costly to defend and result in its loss of significant rights.

Although DSS has received patents with respect to certain of its technologies, there can be no assurance that these patents will afford DSS any meaningful protection. Although DSS believes that its use of the technology and products it has developed and other trade secrets used in its operations do not infringe upon the rights of others, DSS’s use of the technology and trade secrets it developed may infringe upon the patents or intellectual property rights of others. In the event of infringement, DSS could, under certain circumstances, be required to obtain a license or modify aspects of the technology and trade secrets it developed or refrain from using the same. DSS may not have the necessary financial resources to defend an infringement claim made against it or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on DSS and its financial condition. Moreover, if the patents, technology or trade secrets DSS developed or uses in its business are deemed to infringe upon the rights of others, DSS could, under certain circumstances, become liable for damages, which could have a material adverse effect on DSS and its financial condition. As DSS continues to market its products, DSS could encounter patent barriers that are not known today. A patent search may not disclose all related applications that are currently pending in the United States Patent Office, and there may be one or more such pending applications that would take precedence over any or all of DSS’s applications.

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Furthermore, third parties may assert that DSS’s intellectual property rights are invalid, which could result in significant expenditures by DSS to refute such assertions. If DSS becomes involved in litigation, DSS could lose its proprietary rights, be subject to damages and incur substantial unexpected operating expenses. Intellectual property litigation is expensive and time-consuming, even if the claims are subsequently proven unfounded, and could divert management’s attention from DSS’s business. If there is a successful claim of infringement, DSS may not be able to develop non-infringing technology or enter into royalty or license agreements on acceptable terms, if at all. If DSS is unsuccessful in defending claims that its intellectual property rights are invalid, DSS may not be able to enter into royalty or license agreements on acceptable terms, if at all. This could prohibit DSS from providing its products and services to customers, which could have a material adverse effect on DSS and its financial condition.

The value of DSS’s intangible assets may not be equal to their carrying values.

As of June 30, 2013, DSS had approximately $5.1 million of net intangible assets, including goodwill. DSS is required to evaluate the carrying value of such intangibles. Whenever events or changes in circumstances indicate that the carrying value of an intangible asset, including goodwill, may not be recoverable, DSS will have to determine whether there has been impairment by comparing the anticipated undiscounted cash flows (discounted cash flows for goodwill) from the operation and eventual disposition of the product line with its carrying value. If any of DSS’s intangible assets are deemed to be impaired then it will result in a significant reduction of the operating results in such period. No impairments were recognized during the six months ended June 30, 2013 and the year ended December 31, 2012.

Certain of DSS’s recently developed products are not yet commercially accepted and there can be no assurance that those products will be accepted, which would adversely affect DSS’s financial results.

Over the past several years, DSS has spent significant funds and time to create new products by applying its technologies onto media other than paper, including plastic and cardboard packaging, and delivery of DSS’s technologies digitally. DSS has had limited success to date in selling its products that are on cardboard packaging and those that are delivered digitally. DSS’s business plan for the remainder of 2013 and beyond includes plans to incur significant marketing, intellectual property development and sales costs for these newer products, particularly the digitally delivered products. If DSS is not able to sell these new products, its financial results will be adversely affected.

The results of DSS’s research and development efforts are uncertain and there can be no assurance of the commercial success of its products.

DSS believes that it will need to continue to incur research and development expenditures to remain competitive. The products DSS is currently developing or may develop in the future may not be technologically successful. In addition, the length of DSS’s product development cycle may be greater than it originally expected and DSS may experience delays in future product development. If DSS’s resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with DSS’s competitors’ products.

Changes in document security technology and standards could render DSS’s applications and services obsolete.

The market for document security products, applications, and services is fast moving and evolving. Identification and authentication technology is constantly changing as DSS and its competitors introduce new products, applications, and services, and retire old ones as customer requirements quickly develop and change. In addition, the standards for document security are continuing to evolve. If any segments of DSS’s market adopt technologies or standards that are inconsistent with DSS’s applications and technology, sales to those market segments could decline, which could have a material adverse effect on DSS and its financial condition.

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The market in which DSS operates is highly competitive, and DSS may not be able to compete effectively, especially against established industry competitors with greater market presence and financial resources.

DSS’s market is highly competitive and characterized by rapid technological change and product innovations. DSS competitors may have advantages over DSS because of their longer operating histories, more established products, greater name recognition, larger customer bases, and greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and devote greater resources to the promotion and sale of their products. Competition may also force DSS to decrease the price of DSS’s products and services. DSS cannot assure you that it will be successful in developing and introducing new technology on a timely basis, new products with enhanced features, or that these products, if introduced, will enable DSS to establish selling prices and gross margins at profitable levels.

DSS’s growth strategy depends, in part, on DSS acquiring complementary businesses and assets and expanding DSS’s existing operations to include manufacturing capabilities, which DSS may be unable to do.

DSS’s growth strategy is based, in part, on its ability to acquire businesses and assets that are complementary to its existing operations and expanding DSS’s operations to include manufacturing capabilities. DSS may also seek to acquire other businesses. The success of this acquisition strategy will depend, in part, on DSS’s ability to accomplish the following:

•	identify suitable businesses or assets to buy;

•	complete the purchase of those businesses on terms acceptable to DSS;

•	complete the acquisition in the time frame DSS expects; and

•	improve the results of operations of the businesses that DSS buys and successfully integrate their operations into DSS’s.

Although DSS has been able to make acquisitions in the past, there can be no assurance that DSS will be successful in pursuing any or all of these steps on future transactions. DSS’s failure to implement its acquisition strategy could have an adverse effect on other aspects of DSS’s business strategy and its business in general. DSS may not be able to find appropriate acquisition candidates, acquire those candidates that DSS finds or integrate acquired businesses effectively or profitably.

DSS has in the past used, and may continue to use, its common stock as payment for all or a portion of the purchase price for acquisitions. If DSS issues significant amounts of its common stock for such acquisitions, this could result in substantial dilution of the equity interests of DSS stockholders.

If DSS fails to retain certain of its key personnel and attract and retain additional qualified personnel, DSS might not be able to pursue its growth strategy.

DSS’s future success depends upon the continued service of certain of its executive officers and other key sales and research personnel who possess longstanding industry relationships and technical knowledge of DSS products and operations. Although DSS believes that its relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to DSS in the future. There can be no assurance that these persons will agree to continue to be employed by DSS after the expiration dates of their current contracts.

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If DSS does not successfully expand its sales force, it may be unable to increase its revenues.

DSS must expand the size of its marketing activities and sales force to increase revenues. DSS continues to evaluate various methods of expanding its marketing activities, including the use of outside marketing consultants and representatives and expanding its in-house marketing capabilities. If DSS is unable to hire or retain qualified sales personnel or if newly hired personnel fail to develop the necessary skills to be productive, or if they reach productivity more slowly than anticipated, DSS’s ability to increase its revenues and grow could be compromised. The challenge of attracting, training and retaining qualified candidates may make it difficult to meet DSS’s sales growth targets. Further, DSS may not generate sufficient sales to offset the increased expense resulting from expanding DSS’s sales force or DSS may be unable to manage a larger sales force.

Future growth in DSS’s business could make it difficult to manage DSS’s resources.

DSS’s anticipated business expansion could place a significant strain on its management, administrative and financial resources. Significant growth in DSS’s business may require it to implement additional operating, product development and financial controls, improve coordination among marketing, product development and finance functions, increase capital expenditures and hire additional personnel. There can be no assurance that DSS will be able to successfully manage any substantial expansion of its business, including attracting and retaining qualified personnel. Any failure to properly manage its future growth could negatively impact its business and operating results.

DSS cannot predict its future capital needs and DSS may not be able to secure additional financing.

DSS may need to raise additional funds in the future to fund its working capital needs, to fund more aggressive expansion of its business, to complete development, testing and marketing of its products and technologies, or to make strategic acquisitions or investments. DSS may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for DSS to finance its development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of DSS stockholders or may require that DSS relinquish rights to certain of its technologies or products. In addition, DSS may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, DSS may have to delay or scale back its growth plans.

If DSS is unable to respond to regulatory or industry standards effectively, its growth and development could be delayed or limited.

DSS’s future success will depend in part on its ability to enhance and improve the functionality and features of its products and services in accordance with regulatory or industry standards. DSS’s ability to compete effectively will depend in part on its ability to influence and respond to emerging industry governmental standards in a timely and cost-effective manner. If DSS is unable to influence these or other standards or respond to these or other standards effectively, its growth and development of various products and services could be delayed or limited.

Changes in the laws and regulations to which DSS are subject may increase DSS’s costs.

DSS is subject to numerous laws and regulations, including, but not limited to, environmental and health and welfare benefit regulations, as well as those associated with being a public company. These rules and regulations may be changed by local, state, provincial, national or foreign governments or agencies. Such changes may result in significant increases in DSS’s compliance costs. Compliance with changes in rules and regulations could require increases to DSS’s workforce, and could result in increased costs for services, compensation and benefits, and investment in new or upgraded equipment.

Declines in general economic conditions or acts of war and terrorism may adversely impact DSS’s business.

Demand for printing services is typically correlated with general economic conditions. The recent declines in United States economic conditions have adversely impacted DSS’s business and results of operations, and may continue to do so for the foreseeable future. The overall business climate of DSS’s industry may also be impacted by domestic and foreign wars or acts of terrorism, which events may have sudden and unpredictable adverse impacts on demand for DSS’s products and services.

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Post-Merger Risks Related to DSSTM’s Business, which, effective on July 1, 2013, operates as a wholly-owned subsidiary of DSS.

DSSTM’s limited operating history makes it difficult to evaluate its current business and future prospects.

DSSTM is a newly formed development stage company and has generated minimal revenue to date and has incurred expenses which exceed its revenues. DSSTM was incorporated in May 2012 and acquired a portfolio of patents from Thomas Bascom in July 2012, and also invested in VirtualAgility in March 2013 and again in August 2013. Therefore, DSSTM not only has a very limited operating history, but also a very limited track record in executing its business model which includes, among other things, creating, prosecuting, licensing, litigating or otherwise monetizing its patent assets. DSSTM’s limited operating history makes it difficult to evaluate its current business model and future prospects.

In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with limited operating history, there is a significant risk that DSSTM will not be able to:

•	implement or execute its current business plan, or show that its business plan is sound; and/or

•	obtain sufficient funding, long-term, to effectuate its business plan.

If DSSTM cannot execute any one of the foregoing or similar matters relating to its operations, its business may fail.

DSSTM is presently reliant primarily on the patent assets it recently acquired. If DSSTM is unable to license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that DSSTM’s business would fail.

In July 2012, DSSTM acquired a portfolio of patent assets from Thomas Bascom that DSSTM plans to license or otherwise monetize. If DSSTM’s efforts to generate revenue from such assets fail, DSSTM will have incurred significant losses and may be unable to acquire additional assets. If this occurs, DSSTM’s business would likely fail.

DSSTM has commenced legal proceedings against five companies, including Facebook, Inc. and LinkedIn Corporation, and DSSTM expects such litigation to be time-consuming and costly, which may adversely affect DSSTM’s financial condition and its ability to operate its business.

To license or otherwise monetize the patent assets DSSTM acquired from Thomas Bascom, DSSTM commenced legal proceedings against five companies, including Facebook, Inc. and LinkedIn Corporation, pursuant to which DSSTM alleges that such companies infringe on one or more of DSSTM’s patents. DSSTM’s viability is highly dependent on the outcome of this litigation, and there is a risk that DSSTM may be unable to achieve the results it desires from such litigation, which failure would harm DSSTM’s business to a great degree. In addition, the defendants in this litigation are much larger than DSSTM and have substantially more resources than DSSTM does, which could make DSSTM’s litigation efforts more difficult.

DSSTM anticipates that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, DSSTM may be forced to litigate against others to enforce or defend DSSTM’s intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which DSSTM is involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may have a great impact on the value of the patents and preclude DSSTM’s ability to derive licensing revenue from the patents, or any revenue. Therefore, a negative outcome of any such litigation, or one or more claims contained within any such Litigation, could materially and adversely impact DSSTM’s business. Additionally, DSSTM anticipates that its legal fees and other expenses will be material and will negatively impact DSSTM’s financial condition and results of operations and may result in its inability to continue its business. DSSTM estimates that its legal fees over the next twelve months will be approximately $2,000,000. Expenses thereafter are dependent on the outcome of the litigation; in the event the case is appealed, legal fees over the course of the subsequent twelve months would be approximately $2,000,000. The costs of enforcing DSSTM’s patent rights may exceed its recoveries from such enforcement activities. In addition, the primary law firm being utilized by DSSTM for such litigation would be entitled to a certain percentage of any recoveries from the litigation or licensing of the patents. The inventor of the patents is likewise entitled to a percentage of such recoveries, as is IP Navigation Group, the intellectual property consulting firm engaged by DSSTM in connection with its efforts to acquire and monetize this portfolio of patents. Accordingly, in order for DSSTM to generate a profit from its patent enforcement and monetization activities, the revenues from such enforcement and monetization activities must be high enough to offset both the cash outlays and the contingent fees payable from such revenues. DSSTM’s failure to monetize its patent assets would significantly harm its business.

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While DSSTM believes that the patents acquired from Thomas Bascom are infringed by the defendants in the Litigation, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the US Patent and Trademark Office (USPTO) will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination. In addition, even with a positive trial court verdict, the patent may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently in DSSTM’s initial litigation or from time to time in connection with future litigations DSSTM may bring. If this were to occur, it would have a material adverse effect on the viability of its company and its operations.

DSSTM believes that certain social and business networking and other companies infringe on at least four of its patents, but recognizes that obtaining and collecting a judgment against such infringers may be difficult or impossible. Patent litigation is inherently risky and the outcome is uncertain. Some of the parties DSSTM believes infringe on DSSTM’s patents are large and well-financed companies with substantially greater resources than DSSTM. DSSTM believes that these parties will devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing DSSTM’s patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file re-examinations or other proceedings with the USPTO or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable the patents DSSTM acquired from Thomas Bascom. As of the date of this registration statement, DSSTM has settled with two defendants, and is legally precluded from disclosing other developments in the cases.

At this time, DSSTM cannot predict the outcome of such potential litigation or administrative action, and if DSSTM is unsuccessful in its litigation efforts for any reason, the value of the patents acquired from Thomas Bascom, which are DSSTM’s most significant assets, would be significantly reduced and DSSTM’s business, financial condition and results of operations would be significantly harmed.

Moreover, in connection with any of DSSTM’s present or future patent enforcement actions, it is possible that a defendant may request and/or a court may rule that DSSTM has violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against DSSTM or its operating subsidiaries or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if DSSTM or its subsidiaries are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm DSSTM’s operating results and its financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial level. There is a higher rate of appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue.

Finally, DSSTM believes that the more prevalent patent enforcement actions become, the more difficult it will be for DSSTM to license its patents without engaging in litigation. As a result, DSSTM may need to increase the number of its patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This will adversely affect DSSTM’s operating results due to the high costs of litigation and the uncertainty of the results.

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If DSSTM is unsuccessful in its pending litigation or is unable to adequately protect its patent rights, the value of such patents would be significantly reduced and DSSTM’s business would be negatively impacted.

DSSTM believes its patents are valid, enforceable and valuable. Notwithstanding this belief, third parties may make claims of infringement or invalidity claims with respect to DSSTM’s patents and such claims could give rise to material costs for defense or settlement or both, jeopardize or substantially delay a successful outcome of litigation DSSTM is or may become involved in, or otherwise materially and adversely affect its business. At this time, DSSTM cannot predict the outcome of its current pending patent infringement litigation. If DSSTM is unsuccessful in its litigation efforts for any reason or is otherwise unable to protect its patent rights, the value of the patents acquired from Thomas Bascom, which are DSSTM’s most significant assets, would be significantly reduced and DSSTM’s business, financial condition and results of operations would be significantly harmed.

DSSTM may be unable to retain key advisors and legal counsel to represent DSSTM in the current patent infringement Litigation and in future legal proceedings.

The success of DSSTM’s pending legal proceedings and future legal proceedings depends in part upon DSSTM’s ability to retain key advisors and legal counsel to represent DSSTM in such litigation. The retention of such key advisors and legal counsel is likely to be expensive and DSSTM may not be able to retain such key advisors and legal counsel on favorable economic terms. Therefore, DSSTM may be unable to retain key advisors and legal counsel to represent DSSTM in its litigation, which could have a material adverse effect on DSSTM’s business.

The patent infringement cases initiated by DSSTM will likely take longer and be more expensive in the United States District Court in the Northern District of California than if the cases were litigated in the United States District Court for the Eastern District of Virginia.

DSSTM’s wholly-owned subsidiary, Bascom Research LLC, initiated its patent infringement litigation in the United States District Court for the Eastern District of Virginia. It is difficult to predict the length of time it will take to complete such litigation. In December, 2012, the lawsuits were transferred to the United States District Court in the Northern District of California. As of the date of this Registration Statement, DSSTM has settled with two defendants, and is legally precluded from disclosing certain other developments in the cases. As of October 11, 2013, Bascom Research has reached settlements with two defendants in connection with its ongoing litigation in the Northern District of California and the case against Salesforce.com was dismissed. Bascom Research is precluded from releasing the specific terms and in certain cases, the existence of its settlements as a result of confidentiality provisions contained in the various settlement agreements. The litigation is still pending against the other defendants (including Facebook, Inc. and LinkedIn Corporation). DSSTM believes that as a result of the transfer to California, the patent infringement litigation may take significantly longer, become more expensive, and possibly adversely impact the financial position of DSSTM moving forward.

DSSTM may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of DSSTM’s investments in such activities.

Members of DSSTM’s management team have significant experience as inventors. As such, part of DSSTM’s business may include the internal development of new inventions and intellectual property that DSSTM will seek to monetize. However, this aspect of DSSTM’s business would likely require significant capital and would take time to achieve. Such activities could also distract DSSTM’s management team from its present business initiatives, which could have a material and adverse effect on DSSTM’s business. There is also the risk that DSSTM’s initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of DSSTM’s investments in time and resources in such activities.

In addition, even if DSSTM is able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, DSSTM would need to develop and maintain, and it would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property DSSTM may develop principally including the following:

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•	patent applications DSSTM may file may not result in issued patents or may take longer than DSSTM expects to result in issued patents;

•	DSSTM may be subject to interference proceedings;

•	DSSTM may be subject to opposition proceedings in the U.S. or foreign countries;

•	any patents that are issued to DSSTM may not provide meaningful protection;

•	DSSTM may not be able to develop additional proprietary technologies that are patentable;

•	other companies may challenge patents issued to DSSTM;

•	other companies may design around technologies DSSTM has developed; and

•	enforcement of DSSTM’s patents would be complex, uncertain and very expensive.

DSSTM cannot be certain that patents will be issued as a result of any future applications, or that any of DSSTM’s patents, once issued, will provide DSSTM with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, DSSTM cannot be certain that it will be the first to make its additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent DSSTM from commercializing DSSTM’s products or require DSSTM to obtain licenses requiring the payment of significant fees or royalties in order to enable DSSTM to conduct its business. As to those patents that DSSTM may license or otherwise monetize, DSSTM’s rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and DSSTM may be unable to do so. DSSTM’s failure to obtain or maintain intellectual property rights for DSSTM’s inventions would lead to the loss of DSSTM’s investments in such activities, which would have a material and adverse effect on DSSTM’s company.

Moreover, patent application delays could cause delays in recognizing revenue from DSSTM’s internally generated patents and could cause DSSTM to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm DSSTM’s business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect DSSTM’s business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect DSSTM’s ability to assert its patent or other intellectual property rights.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act (or the Leahy-Smith Act), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until one year or 18 months after its enactment. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of DSSTM’s business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of DSSTM’s issued patents, all of which could have a material adverse effect on DSSTM’s business and financial condition.

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Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which DSSTM conducts its business and negatively impact DSSTM’s business, prospects, financial condition and results of operations.

DSSTM’s acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect DSSTM’s operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to DSSTM’s business plan, are often time consuming, complex and costly to consummate. DSSTM may utilize many different transaction structures in its acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, DSSTM expects to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if DSSTM is able to acquire particular patent assets, there is no guarantee that DSSTM will generate sufficient revenue related to those patent assets to offset the acquisition costs. While DSSTM will seek to conduct confirmatory due diligence on the patent assets DSSTM is considering for acquisition, DSSTM may acquire patent assets from a seller who does not have proper title to those assets. In those cases, DSSTM may be required to spend significant resources to defend DSSTM’s interest in the patent assets and, if DSSTM is not successful, its acquisition may be invalid, in which case DSSTM could lose part or all of its investment in the assets.

DSSTM may also identify patent or other intellectual property assets that cost more than DSSTM is prepared to spend with its own capital resources. DSSTM may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for DSSTM. These higher costs could adversely affect DSSTM’s operating results, and if DSSTM incurs losses, the value of its securities will decline.

In addition, DSSTM may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which DSSTM’s licensees will adopt its patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies DSSTM acquires or develops will have value that it can monetize.

In certain acquisitions of patent assets, DSSTM may seek to defer payment or finance a portion of the acquisition price. This approach may put DSSTM at a competitive disadvantage and could result in harm to DSSTM’s business.

DSSTM has limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where DSSTM can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, DSSTM might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than DSSTM has. In addition, any failure to satisfy DSSTM’s debt repayment obligations may result in adverse consequences to its operating results.

Any failure to maintain or protect DSSTM’s patent assets or other intellectual property rights could significantly impair its return on investment from such assets and harm DSSTM’s brand, its business and its operating results.

DSSTM’s ability to operate its business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of DSSTM’s acquired patent assets and other intellectual property. To protect DSSTM’s proprietary rights, DSSTM relies on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures DSSTM undertakes to protect and maintain its assets will have any measure of success.

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Following the acquisition of patent assets, DSSTM will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. DSSTM may acquire patent assets, including patent applications, which require DSSTM to spend resources to prosecute the applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against DSSTM, and such assertions or prosecutions could materially and adversely affect DSSTM’s business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause DSSTM to incur significant costs and could divert resources away from DSSTM’s other activities.

Despite DSSTM’s efforts to protect its intellectual property rights, any of the following or similar occurrences may reduce the value of DSSTM’s intellectual property:

•	DSSTM’s applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights, or patents may not provide DSSTM with any competitive advantages versus potentially infringing parties;

•	DSSTM’s efforts to protect its intellectual property rights may not be effective in preventing misappropriation of DSSTM’s technology; or

•	DSSTM’s efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those DSSTM acquires and/or prosecutes.

Moreover, DSSTM may not be able to effectively protect its intellectual property rights in certain foreign countries where DSSTM may do business in the future or from which competitors may operate. If DSSTM fails to maintain, defend or prosecute its patent assets properly, the value of those assets would be reduced or eliminated, and DSSTM’s business would be harmed.

DSSTM may not be able to capitalize on potential market opportunities related to its licensing strategy or patent portfolio.

In order to capitalize on its patent portfolio, DSSTM intends to enter into licensing relationships. However, there can be no assurance that DSSTM will be able to capitalize on its patent portfolio or any potential market opportunity in the foreseeable future. DSSTM’s inability to generate licensing revenues associated with potential market opportunities could result from a number of factors, including, but not limited to:

•	DSSTM may not be successful in entering into licensing relationships on commercially acceptable terms; and

•	challenges from third parties as to the validity of DSSTM’s patents underlying DSSTM’s licensing opportunities.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong DSSTM’s litigation and adversely affect its financial condition and operating results.

DSSTM’s business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on DSSTM’s assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to DSSTM’s business plan, and DSSTM’s failure to do so could cause material harm to its business.

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Risks Related to Ownership of our Common Stock

DSS has a large number of authorized but unissued shares of common stock, which DSS’s management may issue without further stockholder approval, thereby causing dilution of your holdings of DSS common stock.

As of July 1, 2013, after the Company’s merger with DSSTM, there were approximately 154 million authorized but unissued shares of DSS common stock. DSS management continues to have broad discretion to issue shares of its common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, for anti-takeover purposes, and in other transactions, without obtaining stockholder approval, unless stockholder approval is required for a particular transaction under the rules of the NYSE MKT, state and federal law, or other applicable laws. If DSS’s board of directors determines to issue additional shares of DSS common stock from the large pool of authorized but unissued shares for any purpose in the future without obtaining stockholder approval, your ownership position would be diluted without your further ability to vote on such transaction.

The exercise of DSS’s outstanding options and warrants, vesting of restricted stock awards and conversion of debt securities may depress DSS’s stock price.

As of June 30, 2013 and 2012, there were up to 4,286,534 and 4,225,691, respectively, of shares potentially issuable under convertible debt agreements, options, warrants, restricted stock agreements and employment agreements that could potentially dilute basic earnings per share in the future. These shares were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive to the Company’s losses in the respective periods. On July 1, 2013, in connection with the Merger, the Company issued the following: (i) 16,558,387 shares of the Company’s common stock (including exchange shares), (ii) 7,100,000 shares of the Company’s Common Stock to be held in escrow pursuant to an escrow agreement, dated July 1, 2013, (iii) warrants to purchase up to an aggregate of 4,859,894 shares of the Company’s Common Stock, at an exercise price of $4.80 per share and expiring on July 1, 2018, and (iv) warrants to purchase up to an aggregate of 3,432,170 shares of the Company’s Common Stock, at an exercise price of $0.02 per share and expiring on July 1, 2023. In addition, the Company assumed options to purchase an aggregate of 2,000,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share, in exchange for 3,600,000 outstanding and unexercised stock options to purchase shares of DSSTM’s common stock. The Company also issued an aggregate of 786,678 shares of Common Stock to Palladium Capital Advisors, LLC as compensation for their services in connection with the transactions contemplated by the Merger Agreement. Of those shares issued to Palladium Capital Advisors, LLC, 400,000 are held in escrow pursuant to the same terms and conditions as those set forth in the Escrow Agreement.

Sales of these securities in the public market, or the perception that future sales of these securities could occur, could have the effect of lowering the market price of DSS common stock below current levels and make it more difficult for DSS and DSS’s stockholders to sell DSS’s equity securities in the future.

Sale or the availability for sale of shares of common stock by stockholders could cause the market price of DSS common stock to decline and could impair DSS’s ability to raise capital through an offering of additional equity securities.

DSS does not intend to pay cash dividends.

DSS does not intend to declare or pay cash dividends on its common stock in the foreseeable future. DSS anticipates that it will retain any earnings and other cash resources for investment in its business. The payment of dividends on DSS’s common stock is subject to the discretion of its board of directors and will depend on DSS’s operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that its board of directors deems relevant.

DSS has material weaknesses in its internal control over financial reporting structure, which, until remedied, may cause errors in its financial statements that could require restatements of its financial statements and investors may lose confidence in DSS’s reported financial information, which could lead to a decline in DSS’s stock price.

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Section 404 of the Sarbanes-Oxley Act of 2002 requires DSS to evaluate the effectiveness of its internal control over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of DSS’s internal control over financial reporting in each Annual Report on Form 10-K.

DSS has identified two material weaknesses in its internal control over financial reporting in its annual assessment of internal controls over financial reporting that management performed for the year ended December 31, 2012. Those identified material weaknesses remain as of the date of this registration statement. Management has concluded that (i) DSS did not maintain a sufficient complement of qualified accounting personnel and controls associated with segregation of duties; and (ii) DSS lacks sufficient resources within the accounting department to have effective controls associated with identifying and accounting for complex and non-routine transactions in accordance with United States generally accepted accounting principles, and that the foregoing represented material weaknesses in its internal control over financial reporting. DSS is uncertain at this time of the costs to remediate all of the above listed material weaknesses, however, DSS anticipates the cost to be in the range of $200,000 to $400,000 (including the cost of hiring additional qualified accounting personnel to eliminate segregation of duties issues and using the services of accounting consultants for complex and non-routine transactions if and when they arise). DSS cannot guarantee that the actual costs to remediate these deficiencies will not exceed this amount. If DSS’s internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in DSS’s financial statements and in DSS’s disclosure that could require restatements. Investors may lose confidence in DSS’s reported financial information and in DSS’s disclosure, which could lead to a decline in DSS’s stock price.

DSS’s management, including its Chief Executive Officer and Chief Financial Officer, does not expect that DSS’s internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

As a result, DSS cannot assure you that significant deficiencies or material weaknesses in its internal control over financial reporting will not be identified in the future. Any failure to maintain or implement required new or improved controls, or any difficulties DSS encounters in their implementation, could result in significant deficiencies or material weaknesses, cause DSS to fail to timely meet DSS’s periodic reporting obligations, or result in material misstatements in DSS’s financial statements. Any such failure could also materially adversely affect the results of periodic management evaluations regarding disclosure controls and procedures and the effectiveness of DSS’s internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

 A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

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Our common stock is traded on The NYSE MKT and, despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Finance transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business.

Our common stock is subject to volatility.

There can be no assurance that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our common stock may be significantly affected by one or more of the following factors:

•announcements or press releases relating to the industry or to our own business or prospects;

•regulatory, legislative, or other developments affecting us or the industry generally;

•sales by holders of restricted securities pursuant to effective registration statements or exemptions from registration; and

•market conditions specific to biopharmaceutical companies, the healthcare industry and the stock market generally.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 4 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

• shares of our common stock;

• warrants to purchase common stock; and/or

•units consisting of any of the securities listed above.

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The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our amended and restated bylaws, as amended from time to time (the “Bylaws”). New York Business Corporation Law (“NYBCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of October 11, 2013, our authorized capital stock consisted of 200,000,000 shares of common stock, $0.02 par value per share, 49,230,159 of which are issued and outstanding.

Common Stock

Holders of our common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which stockholders may vote on at all meetings of stockholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights.  There is no cumulative voting for the election of directors.  Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the BCL

New York Law

Section 912 of the NYBCL generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.

A corporation may opt out of the interested stockholder provisions described in the preceding paragraph by expressly electing not to be governed by such provisions in its bylaws, which must be approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation and is subject to further conditions. However, DSS’s Bylaws do not contain any provisions electing not to be governed by Section 912 NYBCL. Under DSS’s bylaws, any corporate action other than the election of directors (which requires the affirmative vote of a plurality of shares entitled to vote) to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

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Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock or debt, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

PLAN OF DISTRIBUTION

We may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of our common stock, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;

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•	any over-allotment options under which underwriters may purchase additional shares from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the shares of common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the shares of common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the shares of common stock for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the shares of common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the shares offered by the prospectus supplement, other than shares covered by any over-allotment option.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we or the stockholders must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying shares so long as the stabilizing bids do not exceed a specified maximum price.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions.  Those activities may cause the price of the common stock to be higher than it would be otherwise.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market-makers on the NYSE MKT may engage in passive market-making transactions in the common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market-makers must comply with applicable volume and price limitations and must be identified as passive market-makers.  In general, a passive market-maker must display its bid at a price not in excess of the highest independent bid for such shares; if all independent bids are lowered below the passive market-maker’s bid, however, the passive market-maker’s bid must then be lowered when certain purchase limits are exceeded.

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In addition, we will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit any timing of our purchases and sales of the shares.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus have been so incorporated in reliance on the report of FREED MAXICK CPAs, P.C., independent registered public accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

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•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC onMarch 6, 2013;

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 filed with the SEC on April 26, 2013;

•	Our Current Reports on Form 8-K or 8-K/A, filed with the SEC on:
	•	January 22, 2013;
	•	March 6, 2013;
	•	March 15, 2013;
	•	April 16, 2013;
	•	April 30, 2013;
	•	May 1, 2013;
	•	May 15, 2013;
	•	May 28, 2013;
	•	June 21, 2013;
	•	July 1, 2013;
	•	July 25, 2013;
	•	August 13, 2013; and
	•	September 13, 2013

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 15, 2013;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the SEC on August 13, 2013;

•	The description of our Common Stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 19, 2004, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Jeffrey D’Angelo, VP and General Counsel

Document Security Systems, Inc.

First Federal Plaza, Suite 1525

28 East Main Street

Rochester, NY 14614

Tel: (585) 325-3610

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Document Security Systems, Inc.

209,700 Shares of Common Stock

209,700 Overallotment Shares of Common Stock

Prospectus Supplement dated June 12, 2014